                                                                   EXHIBIT 10.52

                              FIRST AMENDMENT TO
                 SECURITY AND LOAN AGREEMENT, DOMESTIC CREDIT
                             AND ADDENDUM THERETO

This First Amendment ("Amendment") amends that certain Security and Loan Agreement, Domestic Credit, dated July 28, 1997, by and between IMPERIAL BANK ("Bank") and DIGITAL SOUND CORPORATION ("Borrower") and the Addendum, "Exhibit A," (the Addendum") thereto, of even date, (collectively herein the Security and Loan Agreement and the Addendum are referred to as the "Agreement") as follows:

1. Section 1 of the Security and Loan Agreement, Domestic Credit, is amended by deleting the figure "50%" therefrom and substituting the figure "65%" therefore, and by deleting the figure "$2,000,000" therefrom and substituting the figure "$5,000,000 " therefore.

2.  The Addendum is replaced in its entirety with the following:

ADDENDUM TO SECURITY AND LOAN AGREEMENT DOMESTIC CREDIT ("SECURITY AND LOAN AGREEMENT, DOMESTIC CREDIT") BETWEEN DIGITAL SOUND CORPORATION AND IMPERIAL BANK.

DATED:  OCTOBER 30, 1997

This Addendum is made and entered into October 30, 1997 between DIGITAL SOUND CORPORATION ("Borrower") and Imperial Bank ("Bank"). This Addendum amends and supplements the Security and Loan Agreement, Domestic Credit, and replaces the Addendum dated July 28, 1997. In the event of any inconsistency between the terms herein and the terms of the Security and Loan Agreement, Domestic Credit, the terms herein shall in all cases govern and control. All capitalized terms herein, unless otherwise defined herein, shall have the meaning set forth in the Security and Loan Agreement.

A. Any commitment of Bank, pursuant to the terms of the Security and Loan Agreement, Domestic Credit, to make advances against Eligible Accounts shall expire on June 30, 1998 ("Maturity"), subject to Bank's right to renew said commitment at its sole discretion. Any renewal of the commitment shall not be binding upon the Bank unless it is in writing and signed by an officer of the Bank.

B. Conditions Precedent. Bank's obligation to make any advances to Borrower shall be subject to the following Conditions Precedent:

    1. Borrower shall cause any material copyright registerable works including software to be promptly registered in the U.S. Copyright Office and execute and deliver a mortgage of copyrights and amendments appropriate and acceptable to Bank to perfect Bank's security interest in all proceeds of such works; and

    2. Borrower shall execute a Warrant Agreement based on Bank's standard documentation and with terms acceptable to Bank for a warrant to purchase 300,000 shares of Borrower's stock at $1.00 per share, with all of Bank's associated costs to be borne by Borrower.

C. Credit Limit. Pursuant to the provisions in the Security and Loan Agreement, Domestic Credit, Bank will advance up to the following amounts (the "Credit Limit"):

    1.  up to $1,000,000 in aggregate upon execution of this Agreement;

    2. up to $3,000,000 in aggregate upon Bank's receipt and satisfactory review of a definitive sales agreement between Borrower and GTE or its subsidiaries in form and substance as generally represented to Bank by Borrower (the "GTE Agreement"), as determined by Bank; and

    3. up to $5,000,000 in aggregate upon receipt by Borrower of an investment in form and substance to Bank's satisfaction of at least $15,000,000, or evidence to Bank's satisfaction that such an investment is imminent (the "Private Placement").

The applicable Credit Limit refers to all advances made by Bank to Borrower, including advances under this and any other credit facility and including all outstandings under the SBLC Sublimit (as defined in Section D herein).
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D.  Standby Letter of Credit Sublimit. The Credit Limit shall include the sum of all outstanding standby letters of credit issued for the account of Borrower, to a maximum of $500,000 as a sublimit of borrowings hereunder (the "SBLC Sublimit"), provided that the maturity of any standby letters of credit issued hereunder shall not exceed the Maturity. Bank may, in its sole discretion, advance as loans, any amounts that are or may become due or owing to Bank in connection with any standby letters of credit. Borrower shall execute all standard form applications and agreements of Bank in connection with the issuance of standby letters of credit, and, without limiting any of the terms of such applications and agreements, Borrower will pay all standard fees and charges of Bank in connection with the issuance of and amendments to the standby letters of credit.

E. Bank will advance up to 65% of Eligible Accounts up to maximum of $5,000,000, provided that total borrowings shall not collectively exceed the Credit Limit as defined herein. Eligible Accounts shall only include such accounts as Bank in its sole discretion shall determine are eligible from time to time. "Eligible Accounts" shall also NOT include any of the following:

    1.  Accounts over 120 days past invoice date;

    2. Accounts with respect to which the account debtor is an officer, director, shareholder, employee, subsidiary or affiliate of Borrower;

    3. All Accounts sold to and purchased from a company of common name/ownership, whereby a potential offset exists;

    4. Accounts with respect to which 25% or more of the account debtor's total accounts or obligations outstanding to Borrower are more than 120 calendar days from invoice date;

    5. For Accounts representing more than 15% of total accounts receivable, the balance in excess of the 15% is not eligible; except Accounts owed by all entities affiliated with GTE, which Account balances shall collectively be included as eligible up to 45% of total accounts receivable, and Accounts owed by all entities affiliated with Pacific Bell, which Account balances shall collectively be included as eligible up to 30% of total accounts receivable;

    6.  C.O.D. Accounts;

    7.  Credit balances greater than 120 days from invoice date;

    8.  Consignment or guaranteed sales;

    9.  Bill and hold Accounts;

    10. Equipment rental offsets;

    11. Evaluation units;

    12. Maintenance contract receivables;

    13. Salesman's accounts for promotional purposes;

    14. Collection Accounts;

    15. Retentions;

    16. Foreign Accounts, except those covered by credit insurance or evidenced by letter of credit for goods that have been shipped;

    17. U.S. Government receivables.

F. Borrower affirmatively covenants that so long as any loans, obligations or liabilities remain outstanding or unpaid to Bank, it will:

    1. Within 10 working days from each month-end, deliver to Bank a detailed accounts receivable aging reconciled to the general ledger of Borrower, a detailed accounts payable aging reconciled to the Borrower's general ledger and
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        setting forth the amount of any book overdraft or the amount of checks issued but not sent, and cash balance report with attached copies of bank statements;

        a. The preceding will be supported by the following Bank forms: AC-1 Accounts Receivable and Inventory Transaction Report, AC-11 Computation of Ineligible Accounts Receivable, and AC-12 Monthly Accounts Receivable Reconciliation;

        b. All advances will be supported by the following Bank forms submitted to Bank on a daily basis, in addition to the preceding forms: AC-1 Accounts Receivable and Inventory Transaction Report, AC-2 Schedule of Accounts Receivable Assigned, and AC-3 Schedule of Collections;

    2. On a quarterly basis, provide Bank with an alphabetized list of customers including addresses;

    3. Comply with additional financial reporting requirements as discussed in the Credit Terms and Conditions dated July 28, 1997 and all amendments thereto.

G. Notwithstanding the provisions of the Security and Loan Agreement (Accounts Receivable and/or Inventory), the following provision shall apply to all obligations of the Borrower to the Bank: All of Borrower's receipts from its account debtors shall be received at Borrower's lockbox with Bank pursuant to the Remittance Banking Service Agreement dated August 14, 1997 between Bank and Borrower. All sums received by Bank, whether from Borrower or from Borrower's account debtors, shall be applied to the outstanding loan balance on the 2nd (second) day following receipt thereof by the Bank. Interest shall continue to accrue on all loans outstanding pursuant to the Loan and Security Agreement until sums received are applied as herein provided.

H.  The rate of interest applicable to the Loan Account shall be as follows:

    1. 2.00% per year in excess Bank's Prime Rate until Bank's satisfactory review of Borrower's GTE Agreement and Bank's satisfaction that the Private Placement has been received by Borrower, and

    2.  0.50% per year in excess of Bank's Prime Rate thereafter.

"Prime Rate" is defined as the rate of interest which Bank has announced as its prime lending rate which shall vary concurrently with any change in such Prime Rate. Interest shall be computed at the above rate on the basis of the actual number of days during which the principal balance of the loan account is outstanding divided by 360, which shall, for interest computation purposes, be considered one year. Should Borrower be in default, Bank at its option may demand payment of any or all of the amount due under the Loan Account including accrued but unpaid interest, at any time. Notice of such demand may be given verbally or in writing and should be effective upon receipt by Borrower. The default rate of interest shall be five percent per year in excess of the rate otherwise applicable.

I. A facility fee of $10,000 has been paid. A non-usage fee of 0.50% per annum will be calculated and assessed on a quarterly basis, using Borrower's average outstanding daily loan balance per quarter subtracted from $5,000,000, the product of which will be multiplied by the pro-rata non-usage fee as calculated on a 360 day basis. The first assessment of the non-usage fee will be based on the period from August 14, 1997 to November 30, 1997, and quarterly assessments thereafter will begin and be based on the quarter ending February 28, 1997.

J. Late Charges. If any installment payment, interest payment, principal payment or principal balance due hereunder is delinquent ten or more days, Borrower agrees to pay Bank a late charge in the amount of 5% of the payment so due and unpaid, in addition to the payment; but nothing in this paragraph is to be construed as any obligation on the part of the Bank to accept payment of any payment past due or less than the total unpaid principal balance after maturity.

All payments shall be applied first to any late charges owing, then to interest and the remainder, if any, to principal.

K. Miscellaneous Provisions. Failure or Indulgence Not Waiver. No failure or delay on the part of your Bank or any holder of Notes Issued hereunder, in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof or of any other right, power or privilege. All rights and remedies existing under this agreement or any not issued in connection with a loan that your Bank may make hereunder, are cumulative to, not exclusive of, any rights or remedies otherwise available.
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L.  Notice of Default.  Borrower shall promptly notify Bank in writing of the occurrence of any event of default hereunder or any event which upon notice and lapse of time would be an event of default.

M.  Governing Law; Judicial Reference.

    1. Governing Law. This Agreement shall be deemed to have been made in the State of California and the validity, construction, interpretation, and enforcement hereof, and the rights of the parties hereto, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California, without regard to principles of conflicts of law.

    2. Judicial Reference. The provisions of Section E5, Judicial Reference of the Credit Terms and Conditions Agreement dated July 28, 1997, executed by the Borrower in favor of the Bank, are incorporated herein by reference.

N. This Addendum is executed by and on behalf of the parties as of the date first above written.

3. This Agreement may be executed in one or more counterparts, and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same Agreement.

4. This Amendment is effective as of October 30, 1997, and the parties hereby confirm that the Agreement as amended is in full force and effect.

DIGITAL SOUND CORPORATION  "BORROWER"


By:     /S/   B. Robert Suh
        ------------------------------

Title:  Vice President and CFO
        ------------------------------

IMPERIAL BANK   "BANK"


By:     /s/  Clinton E. Anderson
        ------------------------------
        Clinton E. Anderson

Title:  Assistant Vice President

                                  EXHIBIT "A"

ADDENDUM TO SECURITY AND LOAN AGREEMENT DOMESTIC FACILITY ("SECURITY AND LOAN AGREEMENT") BETWEEN DIGITAL SOUND CORPORATION AND IMPERIAL BANK.


DATED: JULY 28, 1997

This Addendum is made and entered into JULY 28, 1997 between DIGITAL SOUND CORPORATION ("Borrower") and Imperial Bank ("Bank"). This Addendum amends and supplements the Security and Loan Agreement. In the event of any inconsistency between the terms herein and the terms of the Security and Loan Agreement, the terms herein shall in all cases govern and control. All capitalized terms herein, unless otherwise defined herein, shall have the meaning set forth in the Security and Loan Agreement.

Any commitment of Bank, pursuant to the terms of the Security and Loan Agreement, to make advances against Eligible Accounts shall expire on June 30, 1998, subject to Bank's right to renew said commitment at its sole discretion. Any renewal of the commitment shall not be binding upon the Bank unless it is in writing and signed by an officer of the Bank.

As a condition precedent to Bank's obligation to make any advances to Borrower, Borrower shall, among other things, cause any material copyright registerable works including software to be promptly registered in the U.S. Copyright Office and execute and deliver a mortgage of copyrights and amendments appropriate and acceptable to Bank to perfect Bank's security interest in all proceeds of such works.

A. Should there be a default under the Security and Loan Agreement, the Credit Terms and Conditions, the General Security Agreement, the Security Agreement for the Export-Import Bank of the United States ("Eximbank") facility executed by Borrower or under any note executed by Borrower in favor of Bank, all obligations, loans and liabilities of Borrower to Bank, due or to become due, whether now existing or hereafter arising, shall at the option of the Bank, become immediately due and payable without notice or demand, and Bank shall thereupon have the right to exercise all of its default rights and remedies.

B. Pursuant to the provisions in the Security and Loan Agreement and this Addendum, Bank will advance up to $2,000,000 in the aggregate outstanding at any one time within the following limitations:

    1.  $500,000 ON A REVOLVING BASIS, OR
    2.  $2,000,000 ON A CASH-SECURED BASIS, OR
    3.  $2,000,000 ON A STREAMLINE BASIS.

    Borrower may have advances outstanding at the same time under 1 and 2 above, provided the aggregate amount outstanding thereunder may not exceed $2,000,000. Borrower may not have advances outstanding at the same time under 1 and 3 or 2 and 3.

Advances made on a Revolving basis shall be made at Borrower's request so long as no event of default has occurred hereunder. Advances made on a Cash-secured basis shall be made at Borrower's request so long as no event of default has
occurred hereunder   Such advances shall require Borrower to open with and
pledge to Bank in form and substance satisfactory to Bank, a certificate of deposit for the amount of the advance and with a minimum maturity of 30 days.

Advances made on a STREAMLINE BASIS WILL BE ADVANCED UP TO 50% OF ELIGIBLE ACCOUNTS UP TO MAXIMUM OF $2,000,000. Eligible Accounts shall only include such accounts as Bank in its sole discretion shall determine are eligible from time to time. "Eligible Accounts" shall also NOT include any of the following:

1.  Accounts over 120 days past invoice date;

2. Accounts with respect to which the account debtor is an officer, director, shareholder, employee, subsidiary or affiliate of Borrower;

3. All accounts sold to and purchased from a company of common name/ownership, whereby a potential offset exists;

4. Accounts with respect to which 25% or more of the account debtor's total accounts or obligations outstanding to Borrower are more than 120 calendar days from invoice date;

5. For Accounts representing more than 15% of total accounts receivable, the balance in excess of the 15% is not eligible; except GTE and Pacific Bell which will each have a 30% limit;

6.  C.O.D. Accounts;

7.  Credit balances greater than 120 days from invoice date;

8.  Consignment or guaranteed sales;

9.  Bill and hold Accounts;

10. Equipment rental offsets;

11. Evaluation units;

12. Maintenance contract receivables;

13. Salesman's accounts for promotional purposes;

14. Collection Accounts;

15. Retentions;

16. Foreign Accounts;

17. U.S. Government receivables.

C. Borrower affirmatively covenants that so long as any loans, obligations or liabilities remain outstanding or unpaid to Bank, it will:

    1. Within 10 working days from each month-end, deliver to Bank a detailed accounts receivable aging reconciled to the general ledger of Borrower, a detailed accounts payable aging reconciled to the Borrower's general ledger and setting forth the amount of any book overdraft or the amount of checks issued but not sent, and cash balance report with attached copies of bank statements;

        a. The preceding will be supported by the following Bank forms: AC-1 Accounts Receivable And Inventory Transaction Report, AC-11 Computation Of Ineligible Accounts Receivable, and AC-12 Monthly Accounts Receivable Reconciliation;

        b. Any advances made on a Streamline basis will be supported by the following Bank forms submitted to Bank on a daily basis, in addition to the preceding forms: AC-1 Accounts Receivable And Inventory Transaction Report, AC-2 Schedule Of Accounts Receivable Assigned, and AC-3 Schedule Of Collections;

    2. On a quarterly basis, provide Bank with an alphabetized list of customers including addresses;

    3. Comply with additional financial reporting requirements as discussed in the Credit Terms and Conditions dated July 28, 1997.

D. NOTWITHSTANDING THE PROVISIONS OF THE SECURITY AND LOAN AGREEMENT (ACCOUNTS RECEIVABLE AND/OR INVENTORY), THE FOLLOWING PROVISION SHALL APPLY TO ALL STREAMLINE OBLIGATIONS OF THE BORROWER TO THE BANK: ALL OF BORROWER'S RECEIPTS FROM ITS ACCOUNT DEBTORS SHALL BE RECEIVED AT BORROWER'S LOCKBOX WITH BANK
PURSUANT TO THE REMITTANCE BANKING SERVICE AGREEMENT DATED       , 1997 BETWEEN
BANK AND BORROWER. ALL SUMS RECEIVED BY BANK, WHETHER FROM BORROWER OR FROM BORROWER'S ACCOUNT DEBTORS, SHALL BE APPLIED TO THE OUTSTANDING LOAN BALANCE ON THE 2ND (SECOND) DAY FOLLOWING RECEIPT THEREOF BY THE BANK. INTEREST SHALL CONTINUE TO ACCRUE ON ALL LOANS OUTSTANDING PURSUANT TO THE LOAN AND SECURITY AGREEMENT UNTIL SUMS RECEIVED ARE APPLIED AS HEREIN PROVIDED.

E. The rate of interest applicable to the Loan Account shall be 0.50% per year in excess of the rate of interest which Bank has announced as its prime lending rate ("Prime Rate") which shall vary concurrently with any change in such Prime Rate. Interest shall be computed at the above rate on the basis of the actual number of days during which the principal balance of the loan account is outstanding divided by 360, which shall, for interest computation purposes, be considered one year. Should Borrower be in default, Bank at its option may demand payment of any or all of the amount due under the Loan Account including accrued but unpaid interest, at any time. Notice of such demand may be given verbally or in writing and should be effective upon receipt by Borrower. The default rate of interest shall be five percent per year in excess of the rate otherwise applicable.

F. A fee of $10,000, less any remaining balances from Borrower's $10,000 good faith deposit, is due upon execution hereof. A non-usage fee of 0.50% per annum will be calculated and assessed on a quarterly basis using Borrower's average outstanding daily loan balance per quarter.

G. Late Charges. If any installment payment, interest payment, principal payment or principal balance due hereunder is delinquent ten or more days, Borrower agrees to pay Bank a late charge in the amount of 5% of the payment so due and unpaid, in addition to the payment; but nothing in this paragraph is to be construed as any obligation on the part of the Bank to accept payment of any payment past due or less than the total unpaid principal balance after maturity.

All payments shall be applied first to any late charges owing, then to interest and the remainder, if any, to principal.

H. Miscellaneous Provisions. Failure or Indulgence Not Waiver. No failure or delay on the part of your Bank or any holder of Notes Issued hereunder, in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof or of any other right, power or privilege. All rights and remedies existing under this agreement or any not issued in connection with a loan that your Bank may make hereunder, are cumulative to, not exclusive of, any rights or remedies otherwise available.

I.  Notice of Default.    Borrower shall promptly notify Bank in writing of the
occurrence of any event of default hereunder or any event which upon notice and lapse of time would be an event of default.

J.  Governing Law; Judicial Reference.

    1. Governing Law. This Agreement shall be deemed to have been made in the State of California and the validity, construction, interpretation, and enforcement hereof, and the rights of the parties hereto, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California, without regard to principles of conflicts of law.

    2. Judicial Reference. The provisions of Section E5, Judicial Reference of the Credit Terms and Conditions Agreement dated July 28, 1997, executed by the Borrower in favor of the Bank, are incorporated herein by reference.

This Addendum is executed by and on behalf of the parties as of the date first above written.

DIGITAL SOUND CORPORATION  "BORROWER"
By:     /s/  B. Robert Suh
      --------------------------------

Title:  Vice President and CFO
      --------------------------------


IMPERIAL BANK   "BANK"

By:     /s/ Clinton E. Anderson
      --------------------------------

Title:  Assistant Vice President
      --------------------------------